Exhibit 10.18

CONFIDENTIAL TREATMENT REQUESTED

WAFER MANUFACTURING AGREEMENT

Introduction

This Wafer Manufacturing Agreement (this “Agreement”) is entered into by and between California Micro Devices Corporation, a corporation formed under the laws of, and with a place of business and office in, California USA (“CAMD”), and SANYO Electric Co., Ltd. Semiconductor Company, a corporation formed under the laws of, and with a place of business and an office in, Japan (“SANYO”) effective upon the later of the dates (the “Effective Date”) it is signed by a representative of each party under Authorized Signatures below .

Intention

A.	CAMD markets and sells worldwide semiconductors which it designs and makes in Milpitas California and Tempe Arizona using proprietary processes.

B.	SANYO manufactures semiconductors for internal use and third parties with its plants located in Japan.

C.	CAMD intends to subcontract manufacturing of some of its products to SANYO.

D.	SANYO is willing to accept such subcontracting manufacturing, including but not limited to products using **.

Agreement

Based upon the facts and premises in the intention above, which are hereby conclusively presumed to be true and correct, and the mutual promises below, CAMD and SANYO (each a “Party” and collectively the “Parties”) hereby agree as follows:

1.	Capacity, Forecasts, and Orders

(a)	Long-Term Capacity

Every December and June, officers of SANYO and CAMD will schedule a meeting to discuss, in the case of SANYO, its current allocated capacity and its forecast for such capacity for the next ** months and, in the case of CAMD, its current development plans and demand forecasts for the next ** months. The Parties will work together and SANYO shall reserve capacity for CAMD which is adequate to cover a mutually agreed upon forecast or, if no forecast is mutually agreed to, to cover future orders being at the same level as orders during the prior ** months (or during the term of this Agreement, if shorter), excluding from such calculation the first three months of this Agreement while orders are ramping up.

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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(b)	Short-Term Forecasts

By the 20th of the month, CAMD will supply SANYO with a non-binding forecast of its demand for wafer starts during the following three months. The quantity variation in the short term forecast shall be ** for the 1st, 2nd and 3rd month, respectively. SANYO will respond within the following four (4) business days as to whether it has the capacity to meet such forecast. If SANYO responds that it has adequate capacity, then it will reserve such capacity for CAMD.

(c)	Purchase Orders

On each Monday, CAMD will place a purchase order for wafer starts covering wafer starts for the following week. The order quantity is defined in the 1st month of the forecast in item 1.b. SANYO shall accept each CAMD order which is consistent with the short-term forecast to the extent SANYO had responded that it had adequate capacity. Wafers for CAMD would be started only when SANYO receives the purchase order in writing from CAMD. The average lead time of wafer material is ** weeks. SANYO shall hold one month wafer material in stock and CAMD shall be responsible to consume or to purchase the wafer material which Sanyo had arranged for CAMD products based on the short term forecast which is approximately 3 months worth.

Purchase orders issued by CAMD shall reference this Agreement. The terms and conditions of this Agreement shall exclusively govern the purchase and supply of wafers hereunder and shall override any conflicting, amending and/or additional terms contained in any pricing agreement, CAMD purchase order, CAMD acceptance documents or SANYO’s acknowledgement documents. No variation or addition to the terms and conditions contained in this Agreement shall be binding unless agreed in writing between the authorized representatives of the parties.

CAMD’s purchase order shall contain the CAMD product code, SANYO product code if different, quantity of wafers required, start dates for such wafers, wafer unit price, a statement as to whether unprobed or probed wafers are required and other purchase requirements.

POs to be issued to SANYO Semiconductor Corporation, 2010 North First St. Suite 500 San Jose, CA 95131 by e-mail or FAX.

(d)	Cycle Time

SANYO will report weekly to CAMD on the wafer starts during the prior week. If SANYO is more than five (5) business days late in starting any wafer, then SANYO will immediately notify CAMD and make the utmost efforts to recover such delay and if SANYO is more than ten (10) business days late in starting any order, then SANYO will

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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immediately notify CAMD who may elect to cancel or reschedule the order. SANYO will make an effort to keep wafer fabrication cycle time not to exceed ** per photomask layer, plus ** for wafer installation and ** for wafer delivery from the fab to the SANYO warehouse, except that cycle time in engineering lots will be ** per mask. Thus, if a CAMD product has four photomask layers, then the calculated Fab cycle time will be no more than ** days for production lots and ** days for an engineering lot. The backlap and backgold processes as options are excluded from the ** cycle time estimate. If there are any technological issues that SANYO has to resolve with CAMD, that time will not be included in calculating the cycle time. Mask generation will take two (2) working days for 1st mask, and thereafter one-half (0.5) working days respectively from the time the data base from CAMD is received by SANYO. Thus, if a CAMD product has four photomask layers then the mask set will be generated in 3 and one-half (3.5) days.

(e)	Terms and Conditions

The terms and conditions specified in this Agreement shall govern each order and acceptance. As further described in Section 1c above, any pre-printed terms and conditions shall be ignored. Only those terms on the front of a purchase or sales order governing matters such as quantity, price, wafer start date, and packing and shipping instructions shall be binding on the parties.

(f)	Lot size

CAMD shall try to use 50 and 48 non-engineering wafers per lot for ** and ** wafers respectively. SANYO reserves the right to levy additional charges if wafer lot sizes are less than the lot size in which case SANYO would propose such additional charges in its order acknowledgement/acceptance for CAMD to accept or reject.

2. Pricing

(a)	Price Determination.

The prices for products to be manufactured by SANYO will be determined by the methodology contained in Exhibit A, which presumes a die sort yield of at least **. SANYO and CAMD agree that these prices shall be fixed until **. Thereafter, it is anticipated that the parties will meet during December and set and fix prices for the following year pursuant to Section 2c. CAMD orders may include both ** inch and ** inch wafers.

All prices and payments and charges will be in US dollars. All prices include all taxes, export duties, and other charges imposed by Japan and any local governments in Japan but exclude all taxes, import duties, and other charges imposed by the United States of America (“USA”) and any local governments in the USA.

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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(b)	Future Products.

Whenever CAMD wishes SANYO to manufacture a new product with a new process technology the parties shall agree upon the pricing for such product and how long such price shall be fixed. Pricing for new products made with the existing process technologies will be determined per Exhibit A based upon the wafer cost and the number of layers.

(c)	Price Adjustments

In the Section 2a pricing meetings the parties shall agree whether to adjust the price upward or downwards.

It is anticipated that the parties will agree upon prices that yield reasonable profit to SANYO and yet result in as low a price as possible to CAMD so that CAMD and its products are competitive in the market which will result in more demand for CAMD and SANYO. SANYO agrees to provide CAMD with pricing and turnaround time consistent with that provided to its most favored customers. If the parties cannot agree on prices, then the current prices shall remain in effect for another ** months or else the parties will attempt to retain a mediator to assist them to reach agreement.

(d)	Yield Improvement

The parties agree to work together to improve yield to above **. SANYO will provide product and process engineering support and CAMD will assist as requested. In order to improve the yield, CAMD shall measure the product delivered by SANYO and report the measurement result to SANYO within one month from such delivery.

(e)	Engineering / Pilot / Qualification Lot Fee

The lot size of Engineering / Pilot / Qualification lot shall be no less than 12 wafers per lot. The wafer price for this purpose shall be ** surcharge on the production wafer price indicated in Exhibit A.

(f)	Hot Lot Service Fee

If a CAMD order requires cycle time acceleration, then SANYO may impose an expediting surcharge of up to fifty percent (50%). SANYO would propose any such surcharges in its order acknowledgement/acceptance for CAMD to accept or reject.

3. Testing, Shipping, and Acceptance

(a)	Testing by SANYO

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SANYO will manufacture wafers to conform with the CAMD-specified acceptance criteria. SANYO will inspect and test all wafers prior to their shipment to CAMD using the tests specified in the acceptance criteria These tests, which should be agreed upon by the parties before such wafers go into production, will be tests of the electrical parameters by determining whether three out of five PCM sites on the wafer pass the specifications set by CAMD and if visual defects will make wafers not yield as specified. If more than one-half of the wafers in any lot fail the test, then SANYO will reject the entire lot and inform CAMD and await instructions for disposition. SANYO will also reject any individual wafer which fails the test as SANYO will ship only wafers which meet the acceptance criteria, unless CAMD waives such obligation in writing

(b)	Effect of Acceptance Test Failure

If SANYO discovers that the wafers do not meet any one of the acceptance criteria, SANYO shall as soon as reasonably possible effect the rectification or replacement of the wafers. Provided, however, if CAMD decides that the wafers are or may be acceptable after consultation with SANYO, then SANYO may ship such wafers to CAMD in a package with an express statement of CAMD’s acceptance or conditional acceptance. CAMD might request partial shipment to verify if material is acceptable. In the event that CAMD requests SANYO to ship wafers that have failed the acceptance criteria, then the parties shall agree upon pricing of such wafers to take into account the yield of good die from the wafers once such yield is determined by CAMD.

(c)	Shipping, Invoicing, and Payment Terms.

Wafers that have passed the Section 3a tests will be shipped to CAMD, in such packing as specified by CAMD, using Emery worldwide. SANYO will notify CAMD of such shipment no later than one (1) business day after such shipment. SANYO may make partial shipments. The minimum quantity of wafers for shipment is 1 Lot . The delivery term is FCA Emery at the Narita airport, meaning that CAMD will be responsible for any freight, insurance, and non-SANYO handling charges associated with the shipment of wafers as well as taxes, import duties, and other charges imposed by the USA as provided in Section 2a. All shipments will be accompanied by written documentation showing the test results. SANYO shall invoice CAMD on or after the date of shipment and CAMD will pay SANYO in US dollars by wire transfer within ** days to an account specified by SANYO. CAMD shall bear any bank charges outside Japan. Sanyo and CAMD will work out a process so that CAMD pays the freight and insurance charges of Emery but Sanyo handles the interaction with Emery at Narita.

(d)	Acceptance and Warranty

(i) CAMD Acceptance

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CAMD will have fourteen (14) days after receipt of the shipment from SANYO to notify SANYO of any discrepancies in quantity and mix of wafers received from SANYO. CAMD will have one month from the delivery date of the wafers to perform acceptance testing on the wafers based on wafer sort. CAMD may reject any wafer that exhibits die per wafer yields of less than **. The rejected wafer should be returned to SANYO within five (5) working days of completion of CAMD’s acceptance testing, or of the expiration of such one-month period if sooner, for confirmation.

(ii) Limited Warranty

For a period of ** from their delivery to CAMD, SANYO warrants all wafers, and the resulting die cut from such wafers, to be free of manufacture defects and to conform with the manufacture specifications. Thus, CAMD will have remedies for the wafers, or the die resulting from the wafers being cut and mounted or packaged, being defective or non-conforming for one year from the delivery date of the wafers due to reliability issues.

(iii) Rejection and Warranty Limitations

SANYO shall have no liability and shall not be obliged to accept the return of wafers after the relevant period of **, as the case may be as described in items 3.d.i and 3.d.ii . In addition, SANYO shall be under no liability for defects in the wafers caused by persons other than SANYO, including, static discharge, abnormal working conditions, accident, willful damage, abuse, misuse, neglect, improper installation, repair or alteration by persons other than SANYO, improper testing and/or improper storage and/or improper handling or use contrary to any instructions issued by SANYO which are in keeping with generally accepted industry practices. Further, SANYO shall be under no liability for any parts or materials it has not manufactured.

(iv) Duties as to Defective Wafers

SANYO shall have the discretion to decide whether or not to conduct failure analysis on the wafers returned by CAMD, and if such failure analysis is conducted, SANYO will, at CAMD’s request, provide CAMD with copies of the results of such analysis. Unless SANYO’s failure analysis determines that the defects are due to causes specified in Section 3diii above and CAMD concurs, then CAMD may at its option elect for either a full credit (or refund if the Agreement has been terminated) for the purchase price paid for such wafers, or SANYO’s replacement of the defective wafers returned to SANYO. If CAMD elects for the replacement of defective wafers, the manufacture of such wafers shall have high priority on SANYO’s production schedule.

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(v) Sole Warranty For Defects

THE FOREGOING STATES SANYO’S ENTIRE LIABILITY, WHETHER IN CONTRACT OR IN TORT FOR DEFECTS IN WAFERS. THE EXPRESS TERMS OF THIS AGREEMENT ARE IN LIEU OF ALL WARRANTIES, CONDITIONS, TERMS, UNDERTAKINGS, AND OBLIGATIONS RELATING TO DEFECTIVE PRODUCTS IMPLIED BY STATUTE, COMMON LAW, CUSTOM, TRADE USAGE, COURSE OF DEALING OR OTHERWISE, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED TO THE FULLEST EXTENT PERMITTED BY LAW AND SANYO SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(e)	Component Vendors

CAMD shall qualify the supplier of wafers to SANYO and the suppliers of major equipment and chemicals. Thereafter, such suppliers may not be changed without ninety (90) days prior notice so that CAMD may qualify the proposed new supplier.

(f) Production Halts

CAMD may at any time request SANYO to halt the manufacture of wafers still in-process and SANYO shall effect such production stoppage. The manufacture of Wafers shall remain on hold pending written directions from CAMD provided, that, such pending period shall not exceed two (2) months if the problem is related to CAMD; otherwise, the two-month limitation does not apply.

If CAMD decides to cancel its order for wafers after SANYO has begun to process the raw wafers, or, if the problem is related to CAMD, the manufacturing pending period exceeds two months from its halt, CAMD shall pay to SANYO a cancellation fee based on the formula set out in Exhibit C.

SANYO shall re-start the manufacture of Wafers within a reasonable time after receipt of CAMD’s written request, subject to CAMD’s agreement to bear all expenses incurred by SANYO in production stoppage and re-start. SANYO will make no commitments of yield, reliability and conformance with the acceptance criteria in respect of wafers stopped in-process (a) more than one time regardless of the number of days of stoppage, or (b) if the stoppage lasts for more than 30 days.

(g)	No Indirect Damages

Except for breaches of Section 4, neither Party will be liable for consequential, incidental, punitive, or other indirect damages, including without limitation lost profits,

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under any legal theory, whether contract, tort, or otherwise, even if such Party is aware of the possibility of such damages.

4.	Know-How Transfer and Intellectual Property

(a)	Know-How Transfer

CAMD will transfer to SANYO the necessary know-how and information for SANYO to run CAMD’s processes and make CAMD products and the necessary reticles or masks to make CAMD’s products, with responsibility as per Exhibit B. Should SANYO damage a reticle or masks, then SANYO shall replace such reticle or masks at its expense with CAMD’s assistance as required. All such information is agreed to be proprietary to CAMD and shall be treated as Confidential Information regardless of its labeling. Other information of the parties, including information acquired by CAMD during its visit to SANYO’s manufacturing site in order to transfer its know how to SANYO, shall be deemed Confidential Information if so labeled if disclosed in writing or, if disclosed orally, is said to be confidential at the time and a follow-up writing describing such information and its confidentiality is provided within thirty (30) days of disclosure. SANYO agrees not to use CAMD Confidential Information in connection with making semiconductors for any person other than CAMD without CAMD’s express written consent. CAMD agrees not to use SANYO Confidential Information except to facilitate having its products made by SANYO without SANYO’s express written consent. The parties agree maintain each other’s Confidential Information in confidence using the same degree of care they use for their own confidential information, but in no event less than reasonable care. In these regards, the parties agree not to disclose such Confidential Information except to employees and independent contractors with a need to know who have written agreements requiring them to retain such information in confidence and not to use such information other than for the party’s authorized purpose. The foregoing shall not apply to information which otherwise would be treated as Confidential Information (1) if such information is or becomes publicly available other than through acts of the receiving party, (2) is rightfully disclosed to the receiving party by a third party without restriction on use or disclosure or (3) is previously known by the receiving party and the receiving party so communicates to the disclosing party within thirty (30) days of its receipt of such information. Each party agrees that the other party would be irreparably damaged by the improper disclosure or prohibited use of such party’s Confidential Information and therefore consents to an arbitrator or court under Section 8g having the authority to enjoin or prohibit each party from making or continuing such improper disclosure or prohibited use.

(b)	Intellectual Property

To the extent that the CAMD products or process are covered by patents, copyrights, mask works, or other intellectual property, CAMD grants to SANYO the

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personal and non-transferable non-exclusive license under such intellectual property to manufacture semiconductors for sale only to CAMD. To the extent that SANYO makes any inventions or comes up with ideas which are improvements to CAMD’s products or processes, SANYO agrees to promptly disclose such inventions and ideas to CAMD and CAMD is hereby granted a non-exclusive license, with right to grant sublicenses, to use such inventions and ideas to design, make, have made, use, and sell semiconductors. CAMD may register any patents, copyrights, mask works, or other intellectual property rights pertaining to CAMD products or processes (excluding the intellectual property rights pertaining to SANYO processes) anywhere in the world, including the US and Japan, and SANYO shall cooperate as reasonably requested by CAMD and shall not make any such registrations absent the prior written consent of CAMD.

CAMD shall defend SANYO against any thirty party claim that CAMD’s product design and process specification infringes any intellectual property right of a third party, and SANYO shall defend CAMD against any third party claim that SANYO’s manufacturing process infringes any intellectual property of a third party, with the defending party to also pay the amount of any settlement, arbitration award, or judgment. The amount that the defending party incurs for indemnification hereunder shall not exceed the sum of the costs of defense plus the total amount of sales price of the infringing or alleged infringing Wafers supplied by SANYO to CAMD hereunder. The Party seeking indemnification (i) shall promptly notify the indemnifying party of any such claim, but in any event prior to indemnifying party being harmed by such delay, (ii) shall tender the exclusive right to defend and settle such claim to the indemnifying party, but may participate in such defense or settlement at its expense with counsel of its choice, and (iii) shall cooperate at the expense and request of the indemnifying party in such defense or settlement.

5.	Term and Termination

This Agreement shall have a term commencing on the Effective Date. Beginning on January 1, 2007, this Agreement may be terminated by either party for convenience upon at least eighteen (18) months prior notice. Thus, this Agreement shall have a term of at least five years, unless terminated for cause.

This Agreement may be terminated upon notice for cause by SANYO if CAMD is in breach of an obligation to pay for products, other than due to products for which there are bona fide disputes on acceptance, yield, or quality, and such breach has lasted for thirty (30) days after SANYO notified CAMD of such breach. Otherwise, either Party may terminate this Agreement for cause upon notice if the other Party has breached a material provision of this Agreement and not cured such breach within the following ninety (90) days. Any notice of termination for failure to cure a breach must be given within sixty (60) days of the end of the cure period or else a new notice of breach must be given. If this Agreement is terminated other than by CAMD for cause, then CAMD shall be financially responsible for

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any unused materials purchased by SANYO for the exclusive use in CAMD products if such material was originally purchased in support of CAMD’s demand forecast covering the upcoming three (3) months; provided, however, that SANYO will process such materials into wafers if requested by CAMD as though this Agreement remained in effect.

6.	CAMD Personnel On-Site

CAMD may have one or more representatives on site at SANYO to visit the fab and test facilities and conduct quality monitoring and environmental monitoring, or if SANYO requires assist with the technology transfer; each such representative may if he or she wishes witness the testing of the wafers. SANYO will provide to such representatives, or to CAMD in California if there is no on-site representative, process and electrical test yield results; current process specifications and conformity to specifications; calibration schedules and logs for equipment; environmental monitor information for air, gases, and water; documentation of operator qualification and training; documentation of traceability through CAMD’s operation; CAMD process verifications information; and major trouble reports to CAMD.

7.	Choice of Law

This Agreement shall be governed by and construed under the laws of California, excluding that body of law governing choice of law, without regard to the United Nations Convention on Contracts for the International Sale of Goods, the application of which is hereby disclaimed.

8.	Miscellaneous

(a)	Language

This Agreement has been made in English language and all documents and communications between the Parties hereto shall be in English language.

(b)	Survival

All terms and conditions of Sections 3d, 3g, 4, 5, 7, and 8 shall survive any termination or expiration of this Agreement.

(c)	Entire Agreement

The terms and conditions contained in this Agreement and its exhibits constitute the entire agreement between the Parties with respect of its subject matter and shall supersede any and all prior communications, representations, agreements and/or understandings, either oral or written, between the Parties with respect to such subject matter. No agreement or understanding varying or extending the terms and conditions

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contained in this Agreement and its exhibits shall be binding upon either Party hereto unless made in writing and signed by duly authorized representatives of the Parties.

(d)	Interpretation

If any provision of this Agreement is held invalid, illegal or unenforceable under a given circumstance, such provision will be reformed only to the extent necessary and in such a manner to effect the original intention of the parties under such circumstance; such provision to continue to apply unreformed under other circumstances and all remaining provisions continue unchanged in full force and effect. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions. This Agreement shall be construed as though it was prepared by both Parties.

(e)	Waiver

Any failure by either Party to strictly enforce any provision of this Agreement will not operate as a waiver of that provision or any subsequent default or breach of the same or a different kind. Waiver of any breach of any provision of the Agreement must be in writing signed by an officer of the Party affected and such waiver shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

(f)	Notices

Notices under this Agreement must be in writing and will be deemed given when delivered personally, when sent by email or facsimile (with confirmation of receipt), or when sent by international courier service (with fees prepaid and confirmation of receipt requested). Notices will be addressed to the Parties at the addresses appearing below under Authorized Signatures, but each party may change the address by written notice in accordance with this Section 8f.

(g)	Dispute Resolution

The Parties shall exercise all commercially reasonable efforts to settle between themselves in an amicable way any dispute which may arise out of or in connection with this Agreement. Should a dispute nonetheless arise, the Parties desire to avoid the burdens and delay that often accompany traditional litigation to the maximum extent possible and, therefore, agree that any dispute, controversy or claim concerning or relating to this agreement (a “Dispute”), shall be resolved in the following manner:

(i)    Negotiations

The Parties shall use all reasonable efforts to resolve the Dispute through direct discussions. The senior management of each party commits itself to respond

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promptly to any such Dispute. Within twenty (20) days of written notice that there is a Dispute, the Parties shall meet in Japan, California or some other location mutually agreeable to the Parties or confer by telephone in an effort to reach an amicable settlement and to explore alternative means to resolve the Dispute expeditiously (e.g., mediation).

(ii) Arbitration

If the Dispute, has not been resolved as a result of the procedure in subsection (i) above or otherwise within forty (40) days of the initial written notice that there is a Dispute (or such additional time to which the Parties may agree), the Parties shall attempt to agree on a process and procedure so that the Dispute shall be resolved by final and binding arbitration instead litigation, including the identity of the arbitrator(s), the place and rules of arbitration, and rules of discovery. If the Parties are unable to so agree within twenty (20) days, the Dispute shall be resolved by arbitration brought by either Party, which arbitration shall take place in Tokyo, Japan if arbitration is brought by CAMD and which arbitration shall take place in San Jose, California if arbitration is brought by SANYO. The arbitration shall be in accordance with the arbitration rules of the International Centre for Dispute Resolution. The number of arbitrators shall be three (3), with each party choosing an arbitrator in accordance with the applicable arbitration rules and with such two arbitrators choosing the third arbitrator Any arbitration will be in English.

The award of such arbitration shall be final and binding on the Parties hereto and shall not be subject to appeal to any court, and may be entered in the court of competent jurisdiction for execution forthwith The arbitrators shall circulate a preliminary award containing preliminary findings of fact and conclusions of law to the Parties for comment for thirty (30) days before issuing the final award, which also shall contain findings of fact and conclusions of law. Notwithstanding the forgoing provisions under this Section 8g, either Party may seek interim measures, including without limitation, injunctions, at any court having a competent jurisdiction.

(iii) Injunctive or Equitable Relief

Notwithstanding any of the foregoing, either Party may request immediate injunctive and/or equitable relief either from a court of competent jurisdiction located in Santa Clara County, California in order to protect its rights or property, including without limitation for breach of the confidentiality obligations, use restrictions, and scope of license limitations under Section 4.

(h)	Assignment

Neither Party shall transfer or assign this Agreement, or any of its rights or obligations under this Agreement, without the other Party’s prior written consent except

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that (a) each Party shall have the right to transfer or assign this Agreement, or any of its rights or obligations under this Agreement, without such consent to any person or entity acquiring all or substantially all of the assets or stock or such Party, whether by merger or otherwise and (b) each Party shall have the right to extend its rights or obligations to a majority-owned subsidiary of such Party, including in the case of SANYO, Niiigata SANYO Electronics Co., Ltd., provided that such Party remains responsible for its subsidiary’s actions or omissions to act. Any attempted assignment in violation of this Section 8h will be void. This Agreement will be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

(i)	Facsimile and Counterpart Signatures

This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Authorized Signatures

In order to bind the Parties to this Manufacturing Agreement, their duly authorized representatives have signed their names below on the dates indicated.

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SANYO Electric Co., Ltd. Semiconductor Company		California Micro Devices Corporation

By:		By:

Title:	President of SANYO Semiconductor	Title:

Date Executed:		Date Executed:

Address:		Address :

1-1-1, Sakata, Oizumi-Machi,

Ora-Gun, Gunma 370-0596, Japan

Fax Number: 0276-61-9500		Fax Number:

Email Address: tana004136@sanyo.co.jp		Email Address:

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Exhibit A

Pricing

Process Type	Wafer size	Layers	US Dollars	Comments

Zener Process	**	4	**
Zener Process	**	4	**	Discount price on select Products.
Zener Process	**	4	**

Production wafer cost to be:

(1) Additional cost for Epi, if required, as mutually agreed on a product by product basis.
(2) Zener (** inch wafer) cost per layer (including non-epi substrate)= ** US Dollars, in some cases the cost per layer (including non-epi substrate) is = ** US Dollars.
(3) **umCMOS (** inch wafer) cost per layer is = ** US Dollars.
(4) Backlap on ** and ** wafers= ** US Dollars/wafer.
(5) Back Gold only (** inch wafer) = ** US Dollars/wafer.
(6) Back Gold only (** inch wafer) = ** US Dollars/wafer.
(7) Mask Costs:
a) Zener Process = ** US Dollars/layer.
b) 0.** um CMOS Process = ** US Dollars/layer.

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit B

Process/Product Transfer

Task	New Process	New Product	Responsible
Transfer Process Documentation	X	NA	CAMD
Study Process and Highlight Differences	X	NA	SANYO
Resolve Differences	X	NA	CAMD/SANYO
Document Process Flow	X	NA	SANYO
Select Product vehicle	X	X	CAMD
Transfer Reticle Database	X	X	CAMD
Generate Reticles	X	X	SANYO
Start Lots	X	X	SANYO
Characterize Lots	X	X	CAMD
Reliability Studies	X	NA	CAMD
Turn on Production	X	X	CAMD/SANYO

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit C

Cancellation Fee

The cancellation fee payable by CAMD upon cancellation of delivery of each wafer in a purchase order pursuant to Section 3e will be calculated as follows:

CF = [(CS divided by TS) x (P—R)] + R

Note: CF equals P when the calculation result exceeds P.

where

‘CF’	means the cancellation fee payable by CAMD.

‘CS’	means the number of completed manufacturing steps as at the date of cancellation.

‘TS’	means the total number of manufacturing steps required to produce the wafers had there not been any cancellation.

‘P’	refers to the purchase price of the wafer as set out in the applicable CAMD purchase order as accepted by SANYO.

‘R’	refers to the raw wafer cost incurred by SANYO.

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.